                                                                    EXHIBIT 10-1

                    DIRECTOR AND OFFICER INDEMNITY AGREEMENT


                  AGREEMENT dated as of March 12, 1997 by and between NEW JERSEY RESOURCES CORPORATION, a New Jersey company (the "Company"), and <<NAME>>, (the "Indemnitee").

                  Indemnitee is a director or an officer of the Company. Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment.

                  In addition to the indemnification to which Indemnitee is entitled pursuant to the Articles of Incorporation and Bylaws of the Company and in part to provide Indemnitee with specific contractual assurance of substantial protection against personal liability (regardless of, among other things, any amendment to or revocation of the applicable provisions of the Company's Bylaws or any change in the composition of the Company's Board of Directors or control of the Company), the Company desires to enter into this Agreement. New Jersey Statutes Section 14A:3-5(8) expressly recognizes that the indemnification provisions of the New Jersey Business Corporation Act (the "NJBCA") are not exclusive of any other rights to which a person seeking indemnification may be entitled under the Articles of Incorporation or Bylaws of the Company, or an agreement providing for indemnification, or a vote of shareholders, or otherwise.

                  In order to induce Indemnitee to serve as an officer or director of the Company the parties previously entered into a Directors and Officers Indemnification Agreement, dated as of <<DATE>> (the "Original Agreement"). The parties presently desire to terminate the Original Agreement, to the extent provided for in Section 17 hereof and replace it with this Agreement. In consideration of Indemnitee's continued service after the date hereof, the parties agree as follows:

                  1. BASIC INDEMNIFICATION. The Company shall hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the NJBCA or any other applicable law (including the non-exclusivity provisions of Section 14A:3-5(8) of the NJBCA), or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).

                  2. CERTAIN QUALIFYING PROCEEDINGS. (a) Without limiting the generality of Section I hereof, the Company shall hold harmless and indemnify Indemnitee against any and all expenses, liabilities, and losses (including, without limitation, investigation expenses and expert witnesses' and attorneys' retainer, fees and expenses, judgments, penalties, fines, and amounts paid or to be paid in settlement) actually incurred by Indemnitee (net of any related insurance proceeds or other amounts received by Indemnitee or paid by or on behalf of the Company on Indemnitee's behalf), in connection with any action, suit, or proceeding, whether civil, criminal, administrative, regulatory or investigative to which Indemnitee is a party or is threatened to be made a party (a "Proceeding"), as a plaintiff, defendant, respondent, witness or otherwise, based upon, arising from, relating to, or by reason of the fact that Indemnitee is, was, shall be, or shall have been a director or an officer of the Company or is or was serving, shall serve, or shall have served at the request of the Company as a director, officer, partner, trustee, employee, or agent ("Affiliate Indemnitee") of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, or other incorporated or unincorporated enterprise or any employee benefit plan or trust (each, a "Company Affiliate"); provided, however, that, except as provided in Section 10(b) hereof, the Company shall indemnify Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee only if such Proceeding (or part thereof) was authorized by a majority vote of the Board of Directors.

                  (b) Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a written claim. Thereafter, the Company shall have the burden of proof to overcome the presumption that Indemnitee is not so entitled. Neither the failure of the Company to have made a determination prior to the commencement of such Proceeding that indemnification of Indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in the NJBCA, nor an actual determination by the Company that Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. The presumption in favor of Indemnitee shall only be overcome by a judgment or other final adjudication after all appeals and all time for appeals has expired ("Final Determination") adverse to Indemnitee establishes that his or her acts
(i) were in breach of Indemnitee's duty of loyalty to the Company or its shareholders as defined in subsection (3) of N.J.S. 14A:2-7, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in the receipt by Indemnitee of an improper personal benefit.

                  (c) To the extent that indemnification under Sections 1 and 2 hereof may be made by the Company only as authorized in the specific case upon a determination that Indemnitee has met the applicable standard of conduct set forth in the NJBCA, such determination, unless made by a court, shall be made only as follows:

                  (i) by the Board of Directors of the Company or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the Proceeding (the "Disinterested Directors"); or

                  (ii) if such quorum is not obtainable, in any other manner reasonably considered appropriate by the Board of Directors of the Company or a committee thereof, acting by a majority vote of a quorum of all directors present; or

                  (iii) if a Change of Control has occurred and Indemnitee so requests, by the Independent Counsel designated by Indemnitee in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to Indemnitee.

                  3. INSURANCE. (a) The Bylaws of the Company permit the Company to purchase and maintain insurance on behalf of Indemnitee against an expense incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a director or officer of the Company ("D&O Insurance"), whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Agreement or under the NJBCA, as it may then be in effect. The purchase, establishment, and maintenance of any such D&O Insurance shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such D&O Insurance. (All amounts payable by the Company pursuant to this Section 3 and Sections 1 and 2 hereof are herein referred to as "Indemnified Amounts.")

                 (b) The Company currently has in force and effect the following D&O Insurance, a copy of which is on file at the offices of the
Company:



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
INSURER                     POLICY NO.               AMOUNT
--------------------------------------------------------------------------------
AEGIS Ltd.                  DO335A1A96       $35 million ($200,000 SIR)

Executive Risk
Indemnity, Inc.             752-049906-96    $15 million (excess of $35 million)

Zurich Insurance Co.        2155771 00       $25 million (excess of $50 million)

                  Subject only to the provisions of this Section 3, as long as Indemnitee shall continue to serve as a director or an officer of the Company (or shall continue at the request of the Company to serve as an Affiliate Indemnitee) and thereafter as long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was a director or an officer of the Company (or served in any of said other capacities), the Company will endeavor to purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding, and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that provided under such policy or policies as of the date hereof. The Company shall not be required to maintain such policy or policies of D&O Insurance in effect if, in the sole business judgment of the then Board of Directors of the Company, (i) such insurance is not reasonably available, (ii) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (iii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. In the event the Company does not purchase and maintain in effect such policy or policies of D&O Insurance pursuant to the provisions of this Section 3, the Company shall, in addition to and not in limitation of the other rights granted Indemnitee under this Agreement, hold harmless and indemnify Indemnitee to the full extent of coverage which would otherwise have been provided for the benefit of Indemnitee pursuant to the insurance policies in effect as of date hereof.

                  4. ADVANCEMENT OF EXPENSES. In order to assure Indemnitee the right to receive in advance of a Final Determination of a Proceeding the Expenses incurred or to be incurred by Indemnitee in connection with any Proceeding or otherwise expended or to be expended or incurred by Indemnitee, the Company agrees that it will pay in advance or reimburse such Expenses promptly, upon receipt of a written request for advances, including an undertaking by Indemnitee, or on behalf of Indemnitee, to repay such amount to the Company if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses under the provisions of this Agreement. The form of the written request is attached hereto as Exhibit A.

                  5. PAYMENTS OF INDEMNIFICATION. In making any written request for indemnification, Indemnitee shall submit to the Company a schedule setting forth in reasonable detail the dollar amount expended or to be expended (or incurred or to be incurred and expected to be expended). Each such listing shall be supported by the bill, agreement, or other documentation relating thereto, each of which shall be appended to the schedule as an exhibit. Indemnitee's written request for indemnification shall also include a written statement by Indemnitee stating that his or her acts that formed the subject matter of such action (i) were not committed in breach of Indemnitee's duty of loyalty to the Company or its shareholders as defined in subsection (3) of N.J.S. 14A: 2-7, (ii) were in good faith and did not involve a knowing violation of law, and (iii) did not result in the receipt by Indemnitee of an improper personal benefit.

                 6. SECTION 16(b) LIABILITY. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee for an


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accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange of 1934 and amendments thereto or similar provisions of any state statutory law or common law.

                  7. AGREEMENT NOT EXCLUSIVE; SUBROGATION RIGHTS, ETC. This Agreement shall not be deemed exclusive of and shall not diminish any other rights Indemnitee may have to be indemnified or insured or otherwise protected against any liability, loss, or expense by the Company, any subsidiary of the Company, or any other person or entity under any certificate of incorporation, bylaws, law, agreement, policy of insurance or similar protection, vote of stockholders or directors disinterested or not, or otherwise, whether or not now in effect, both as to action in Indemnitee's official capacity, and as to action in another capacity while holding such office, or as his or her status as such, and shall continue as to Indemnitee after Indemnitee has ceased to be a director or an officer and shall inure to the benefit of Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

                  The Company's obligations to make payments of Indemnified Amounts hereunder shall be satisfied to the extent that payments with respect to the same Proceeding (or part thereof) have actually been made to or for the benefit of Indemnitee by reason of the indemnification of Indemnitee pursuant to any other arrangement made by the Company for the benefit of Indemnitee.

                  In the event Indemnitee shall receive payment from any insurance carrier or from the plaintiff in any Proceeding against such Indemnitee in respect of Indemnified Amounts after payments on account of all of such Indemnified Amounts have been made by the Company pursuant hereto, such Indemnitee shall promptly reimburse to the Company the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company or pursuant to arrangements made by the Company to Indemnitee exceeds such Indemnified Amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to Indemnitee hereunder. In addition, upon payment of Indemnified Amounts hereunder, the Company shall be subrogated to the rights of Indemnitee receiving such payments (to the extent thereof) against any insurance carrier (to the extent permitted under such insurance policies) or plaintiff in respect of such Indemnified Amounts and Indemnitee shall execute and deliver any and all instruments and documents and perform any and all other acts or deeds which the Company deems necessary or advisable to secure such rights. Such right of subrogation shall be terminated upon receipt by the Company of the amount to be reimbursed by Indemnitee pursuant to the first sentence of this paragraph.

                  8. CONTINUATION OF INDEMNITY. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or an officer of the Company (or is serving at the request of the Company as an Affiliate Indemnitee) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding, by reason of the fact that Indemnitee was a director or an officer of the Company or was serving in any other capacity referred to herein.

                  9. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding on and shall inure to the benefit of and be enforceable by the Company's successors and assigns and by Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and



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substance reasonably satisfactory to the Company and to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

                  10. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee. With respect to any such Proceeding:

                  (a) The Company shall be entitled to participate therein at its own expense;

                  (b) Except with the prior written consent of Indemnitee, the Company shall not be entitled to assume the defense of any Proceeding; and

                  (c) The Company shall not settle any Proceeding in any manner without Indemnitee's written consent. Indemnitee shall not settle any Proceeding with respect to which Indemnitee has received indemnification payments or advancement of Expenses without the Company's written consent. Neither the Company nor Indemnitee will unreasonably withhold consent to any proposed settlement.

                  11. ENFORCEMENT. (a) The Company has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to act as a director or an officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

                  (b) If the Company does not respond to a written claim for payment under this Agreement within thirty days of having received such a claim, it shall be deemed to have waived any right to refuse to pay such claim under this Agreement. In the event Indemnitee is required to bring any action to enforce rights to collect moneys due under this Agreement, Indemnitee shall be entitled to advancement of Expenses to the full extent contemplated by Section 4 hereof in connection with such action. If Indemnitee is successful in such action, Indemnitee shall be entitled to be paid all Expenses in bringing and pursuing such action.

                  12. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof: which other provisions shall remain in full force and effect.

                  13. MISCELLANEOUS. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing signed by Indemnitee and either the Chairman of the Board or the President of the Company or another officer of the Company specifically designated by the Board of Directors. No waiver by either party at any time of any breach by the other party of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar of dissimilar provisions or conditions at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof. Indemnitee may bring an action seeking resolution of disputes or



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controversies arising under or in any way related to this Agreement in the state or federal court jurisdiction in which Indemnitee resides or in which his or her place of business is located, and in any related appellate courts, and the Company consents to the jurisdiction of such courts and to such venue.

         14. NOTICES. For the purposes of this Agreement, notices and other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

     If to Indemnitee:       ____________________________________
                             ____________________________________
                             ____________________________________
                             Attention:__________________________

     If to the Company:      New Jersey Resources Corporation
                             1415 Wyckoff Road
                             P.O. Box 1464
                             Wall, NJ 07719
                             Attention: Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         16. EFFECTIVENESS. This Agreement shall be effective as of the date it is executed and shall apply to acts, omissions, occurrences, events, claims or proceedings which occurred prior to such date, if Indemnitee was a director or officer of the Company or served as an Affiliate Indemnitee at the time such act, omission, occurrence, event, claim or proceeding occurred.

         17. TERMINATION OF THE ORIGINAL AGREEMENT. The Original Agreement is hereby terminated as of the date of execution of this Agreement, provided that to the extent that the Original Agreement provides broader indemnification rights than this Agreement, such Original Agreement shall remain effective, enforceable and applicable to any Proceedings with respect to which a claim for indemnification or a request for advancement of expenses has been submitted to the Company prior to the date hereof, and provided further that any such claim or request shall also be deemed to be a claim or request of Indemnitee under this Agreement and shall have full force and effect as if it had been made under
Section 4 or 5 hereof, as applicable, and no additional action with respect thereto shall be required or requested of Indemnitee in connection therewith.

         18. DEFINITIONS. The following terms, as used herein, shall have the following meaning:

         (a) "Change in Control" means any of the following events occurring after the effective date of this Agreement (i) so long as the Public Utility Holding Company Act of 1935 ("PUHCA"), is in effect, any person becoming a


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              "holding company," as defined therein, in respect to the Company, or any determination by the Securities and Exchange Commission that any person should be subject to the obligations, duties, and liabilities imposed by PUHCA by virtue of its influence over the management or policies of the Company; or (ii) whether or not PUHCA is in effect, a change of a nature that would be required to be reported in response to Item 6(c) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (x) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors of the Company in office immediately prior to such person attaining such percentage interest; (y) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors of the Company thereafter; or (z) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors of the Company.

         (b) "Expenses" means all reasonable costs, fees and disbursements, including attorney retainer, fees and expenses;

         (c) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company, Indemnitee or the Company Affiliates in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the laws of the State of New Jersey, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.


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
         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                       NEW JERSEY RESOURCES CORPORATION

                                       By:________________________________
                                            Laurence M. Downes
                                            Chairman and Chief Executive Officer



                                       By:________________________________
                                            NAME


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
                                                                       EXHIBIT A

                        NEW JERSEY RESOURCES CORPORATION

                REQUEST FOR ADVANCES, INCLUDING AN UNDERTAKING TO
                  REPAY SUCH ADVANCES PURSUANT TO SECTION 5 OF
                          THE INDEMNIFICATION AGREEMENT

              The undersigned, a director or an officer of New Jersey Resources Corporation, who was or is a party (or is threatened to be made a party) to a threatened, pending, or completed civil, criminal, administrative, regulatory or arbitrative action, suit, or proceeding, or any appeal therefrom or any inquiry or investigation which could lead to such action, suit, or proceeding by reason of the fact that he was a director or an officer of New Jersey Resources Corporation or a Company Affiliate (as defined in the Indemnification Agreement identified below), hereby requests that expenses (which expenses shall include reasonable costs, fees and disbursements, including attorney retainer, fees and expenses) incurred by the undersigned in connection with such action, suit, or proceeding be advanced to the undersigned to the fullest extent permitted by law. The undersigned hereby undertakes to repay the amounts advanced pursuant to this request if a Final Determination (as defined in the Indemnification Agreement identified below) shall establish that the undersigned is not entitled to be indemnified as provided in Section 4 of the Indemnification Agreement between the undersigned and New Jersey Resources Corporation dated as of __________, 1997.


                                            By:___________________________

                                            Name:_________________________